SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               -----------------


                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  March 4, 1996



                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Nevada                      1-8865                     88-0200415
----------------------------     -----------------------     -------------------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
        of Incorporation)                                    Identification No.)


         2724 North Tenaya Way
             Las Vegas, Nevada                                       89128
----------------------------------------                       -----------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:            (702) 242-7000

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Item 5.  Other Events

         In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Sierra Health Services, Inc. ("Sierra" or the "Company") is hereby filing cautionary statements identifying important risk factors that could cause the company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company.

         Sierra wishes to caution readers that the following important risk factors, among others, in some cases have affected, and in the future could cause, Sierra's actual financial or enrollment results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to Sierra.


         Lack of Control Over Premium Structure; Lack of Control Over and Unpredictability of Medical Costs. A substantial amount of Sierra's revenues are generated by premiums, including capitation payments, which represent fixed monthly payments for each person enrolled in Sierra's plans. If Sierra is unable to obtain adequate premiums because of competitive or regulatory considerations, Sierra could incur decreased margins or significant losses. Because a significant portion of Sierra's premium revenues are paid by the federal government in connection with the Medicare program, to the extent Medicare premium rates do not keep pace with rising medical costs, Sierra's profitability could be materially adversely affected. Historically, these rates have been subject to wide variations from year to year and have decreased in two of the past six years.

         Sierra's profitability is also dependent, in large part, upon its ability to accurately project and manage health care costs. Health care costs are affected by a variety of factors that are difficult to predict and not entirely within Sierra's control, including the severity and frequency of claims. Medical cost inflation, new technologies, natural disasters, epidemics and other external factors relating to the delivery of health care services may adversely affect Sierra's ability to manage the costs of providing health care services. Hospital utilization and associated costs constitute the most variable components of Sierra's Medical expenses. Although Sierra attempts to manage its health care costs effectively, there can be no assurance that Sierra will be able to continue to do so in the future.

         Dependence on Key Enrollment Contracts. For the year ended December 31, 1995, Sierra received approximately 24% of its total revenues pursuant to its contract with the United States Health Care Finance Administration ("HCFA") to provide health care services to Medicare enrollees. Sierra's contract with HCFA is subject to annual renewal at the election of HCFA and requires Sierra to comply with federal HMO and Medicare laws and regulations and may be terminated if Sierra fails to so comply. The termination of Sierra's contract with HCFA would have a material adverse effect on Sierra's business. In addition, there have been, and Sierra expects that there will continue to be, a number of legislative proposals to limit Medicare reimbursements. Future levels of funding of the Medicare program by the federal government cannot be predicted with certainty.

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         Sierra's  ability  to  obtain  and  maintain  favorable  group  benefit agreements with employer groups affects Sierra's profitability. The agreements are generally renewable on an annual basis but are subject to termination on 60 days' prior notice. Although no employer group accounts for more than 5% of total revenues, the loss of one or more of the larger employer groups could have a material adverse effect upon Sierra's business.

         Health Care Reform. As a result of the continued escalation of health care costs and the inability of many individuals to obtain health care insurance, numerous proposals relating to health care reform have been or may be introduced in the United States Congress and in state legislatures. It is uncertain what reforms will ultimately be enacted by the federal government or any state government. Any proposals affecting underwriting practices, limiting rate increases or affecting contracting arrangements (including proposals to require HMOs and Preferred Provider Organizations ("PPOs") to accept any health care providers willing to abide by an HMO's or PPO's contract terms) may have a material adverse effect on Sierra's business.

         Competition. Managed care companies and HMOs operate in a highly competitive environment. Sierra has numerous types of competitors, both local and national, including, among others, HMOs, PPOs, self-insured employer plans and traditional indemnity carriers, many of which have substantially larger total enrollments, have greater financial resources and offer a broader range of products than Sierra. The Company has encountered the effects of increased competition in the Las Vegas market. Additional competitors with needs or desires for immediate market share or those with greater financial resources than Sierra have or may enter Sierra's market. Certain competitive pressures have limited Sierra's ability to increase, or in some instances, maintain the premiums charged to certain employer groups. The inability of Sierra to manage costs effectively may have an adverse impact on Sierra's future results of operations by reducing profitability margins. In addition, competitive pressures may also result in reduced membership levels or decreasing profit margins and there can be no assurance that the Company will not incur increased pricing and enrollment pressure from local and national competitors. Any such pressures could materially affect Sierra's results of operations.

         Absence of Accreditation from the National Committee on Quality Assurance. Sierra has been denied accreditation from the National Committee on Quality Assurance (the "NCQA"). In 1995, Health Plan of Nevada, Inc., Sierra's largest subsidiary, voluntarily applied for accreditation from the NCQA with respect to its operations in southern Nevada. The Company has addressed most of the NCQA's findings and intends to reapply in 1996. Southwest Medical Associates ("SMA"), the Company's multi-specialty clinic, has received a full three year accreditation from the American Association for Ambulatory Health Care -- the highest accreditation issued to ambulatory care facilities. SMA is the only multi-specialty site in Nevada to be awarded this accreditation. Also, HPN, along with the Company's managed indemnity subsidiary, have received "excellent" ratings from the A.M. Best Company. There can be no assurance, however, that Sierra will receive or maintain NCQA or other accreditations in the future and there is no basis to predict what effect, if any, the lack of NCQA or other accreditations will have on HPN's competitive position in southern Nevada.

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         Geographic Concentration; Current Expansion Program; Limited Success of
Previous Expansion Program. Sierra's operations are currently concentrated in southern Nevada. Any adverse economic, regulatory or other developments that may occur in southern Nevada may negatively impact Sierra's operations and financial condition. In the past, Sierra also attempted to expand its operations outside of Las Vegas. These activities met with limited success and, in some cases, resulted in Sierra incurring significant losses. Although Sierra believes that it is now more experienced, there can be no assurance that Sierra will be able to recover its initial investments or expand into other regions successfully and without incurring losses.

         Government Regulation; Potential Decline in Enrollment. Sierra's business is subject to extensive federal and state laws and regulations, including, but not limited to, financial requirements, licensing requirements, enrollment requirements and periodic examinations by governmental agencies. In particular, Sierra's HMO and insurance subsidiaries are subject to regulations relating to cash reserves, minimum net worth, premium rates and approval of policy language and benefits. Although such regulations have not significantly impeded the growth of Sierra's business to date, there can be no assurance that Sierra will be able to continue to obtain or maintain required governmental approvals or licenses or that regulatory changes will not have a material adverse effect on Sierra's business.

         Dependence Upon Health Care Providers. Sierra's profitability is dependent, in large part, upon its ability to contract favorably with hospitals, physicians and other health care providers. Sierra's contracts with its primary providers are generally renewable annually, but certain contracts may be terminated on 90 days' prior written notice by either party. There can be no assurance that Sierra will be able to continue to renew such contracts or enter into new contracts enabling it to service its members profitably. Sierra expects that it will be required to expand its health care provider network in order to service membership growth adequately; however, there can be no assurance that it will be able to do so on a timely basis or under favorable terms.

         Litigation and Insurance. Sierra is, and is likely in the future to be, subject to certain types of litigation, including medical malpractice claims and claim disputes pertaining to its contracts and other arrangements with providers, employer groups and their employees and individual members. Sierra maintains general and professional liability, property and fidelity insurance coverage and its multi-specialty medical group maintains excess malpractice insurance for the providers presently employed by the group. Additionally, Sierra requires all of its independently contracted provider physician groups, individual practice physicians, specialists, dentists, podiatrists and other health care providers (with the exception of certain hospitals) to maintain professional liability coverage. Certain of the hospitals with which Sierra contracts are self-insured. Sierra may incur losses not covered by insurance, beyond the limits of its insurance coverage for its employed physicians and staff, for acts or omissions by independent providers who do not carry sufficient malpractice coverage, or for other acts or omissions. Sierra may in the future be unable to obtain adequate insurance. Generally, punitive damage awards are not covered by insurance. Although Sierra believes that it currently carries adequate insurance, no assurance can be given that Sierra's insurance coverage will be adequate in amount or type, or as to the future availability or cost of such insurance.


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         Management  Information System.  Sierra's management information system is critical to its current and future operations. The information gathered and processed by Sierra's management information system assists Sierra in, among other things, pricing its services, monitoring utilization and other cost factors, processing provider claims, providing bills on a timely basis and identifying accounts for collection. Sierra regularly modifies its management information system. Any difficulty associated with or failure of such system, or any inability to expand processing capability or to develop and maintain networking capability, could have a material adverse effect on Sierra's business.

         Dependence on Management. The success of Sierra has been dependent to a large extent upon the efforts of Sierra's founder, Anthony M. Marlon, M.D., the Chairman of the Board and Chief Executive Officer of Sierra, who has an employment agreement with Sierra. Erin E. MacDonald has recently assumed the duties of President from Dr. Marlon. Although Sierra believes that this change and the development of the management staff have made Sierra less dependent on Dr. Marlon, the loss of Dr. Marlon could still have a material adverse effect on Sierra.

         California Workers' Compensation Industry; Profit Uncertainties Related to New Open Rating Environment. CII Financial, Inc. ("CII") is a workers' compensation company, which Sierra acquired on October 31. 1995. CII, through two of its subsidiaries, writes workers' compensation insurance principally in California. The workers' compensation industry in California has undergone major changes in the past several years. In 1991 and 1992, the California recession and abuses of the workers' compensation system, including a significant increase in "stress and strain" claims, adversely affected the workers' compensation insurance industry, including CII. Although fraudulent claims still occur, management of CII believes that subsequent legislation has decreased the level of abuse by requiring, among other changes, that a preponderance of an injury must be caused by work-related activities while prior law only required 10%, and additionally, by restricting post-termination claims by requiring that the injured employee notify the employer of the injury prior to the employee's termination. Also, subsequent to such legislation, the frequency and severity of "stress and strain" claims have been reduced.

         Premium rates, which are regulated by the Department of Insurance in California, have been under significant pressure and, at times, been required to be reduced in 1992 through 1994. Pursuant to workers' compensation legislative reforms enacted in 1993, "open rating" rules replaced "minimum rate" laws effective January 1, 1995. Under minimum rate laws, insurers could not charge a premium which was less than the published minimum rate and, therefore, competed primarily on the basis of service to policyholders, the level of agent commissions and policyholders' dividends. The new open rating environment has resulted in lower premium rates and lower net income to CII in 1995 and brought further uncertainties to premium revenues and continued operating profits due to increased price competition and the risk of incurring adverse loss experience over a smaller premium base.

         Although CII intends to underwrite each account taking into consideration the insured's risk profile, prior loss experience, loss prevention plans and other underwriting considerations, there can be no assurance that CII will be able to operate profitably in the California workers' compensation industry, particularly with open rating, or that future workers' compensation legislation will not be adopted in California or other states which might adversely affect CII's results of operations.

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         Geographic  Concentration.  For  the  year  ended  December  31,  1995, approximately 84% of CII's direct written premiums were in California. As discussed above, the California open rating environment has increased the risk that CII will not be able to write workers' compensation insurance at adequate rates. Consequently, CII's operating results are expected to be largely dependent upon its ability to write profitable workers' compensation insurance in California.

         Loss Reserves. CII's loss reserves are estimates of future costs based on various assumptions. The accuracy of these estimates may be affected by external forces such as changes in the rate of inflation, the regulatory environment, the judicial administration of claims, medical costs and other factors. Because certain workers' compensation claims will not be fully paid for several years or more, estimating reserves for such claims can be more difficult and uncertain than estimating reserves in other lines of insurance in which the period between the occurrence of the claim and final determination of the loss is shorter. Included in the loss reserves are estimates for incurred but not reported ("IBNR") claims which are established for unreported claims and adverse loss developments relating to current and prior years. On a quarterly basis, CII and an independent actuary review the adequacy of its loss reserves using generally accepted actuarial methods, and annually, an opinion is issued by the actuary as to the adequacy of the reserves. If the assumptions on which the estimates are based prove to be incorrect and reserves are inadequate to cover CII's actual experience, CII's profitability would be adversely affected.

         CII Competition. Many of CII's competitors have been in business longer, have larger volumes of business, offer a more diversified line of insurance coverage, have greater financial resources, have greater distribution capability and better financial risk ratings than CII. Under the new open rating environment in California, CII believes that the price of workers' compensation insurance will become an increasingly important factor. This is also true for the other states in which CII does business. The future profitability of CII is dependent upon its ability to effectively compete in these markets at premium rates that will be adequate to fund claims and expenses and provide a profit. The inability of CII to obtain adequate premium rates would have an adverse effect on CII's results of operations. In addition, CII's largest insurance subsidiary has not been able to pay policyholders' dividends since 1992 because of regulatory restrictions and its other insurance subsidiary has not paid any policyholders' dividends since 1992. The absence of policyholders' dividends contributed to the decrease in premiums written in 1994 and could continue to be a competitive disadvantage in the open rating environment.

         Convertible Subordinated Debentures. CII has outstanding debentures totalling $56,800,000. Sierra has a supplemental indenture providing that the CII Debentures be convertible into shares of Sierra Common Stock at a current conversion price $59.097 per share. The ability of CII insurance company subsidiaries to upstream funds to CII to service the debentures is limited by certain regulatory restrictions and capital requirements. Sierra has not directly assumed CII's obligations under the CII Debentures or guaranteed their repayment. Further, CII is making application to delist the debentures from the American Stock Exchange. There can be no assurance that Sierra will be in a position to prevent a default of the debentures in the future.



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         Possible  Volatility  of Common Stock Price.  Recently,  there has been significant volatility in the market prices of securities of companies in the health care industry, including the price of the Sierra Common Stock. Many factors, including medical cost increases, analysts' comments, announcements of
new  legislative   proposals  or  laws  relating  to  health  care  reform,  the performance of, and investor expectations for, Sierra, the trading volume of the Sierra Common Stock and general economic and market conditions, may influence the trading price of the Sierra Common Stock. Accordingly, there can be no assurance as to the price at which the Sierra Common Stock will trade in the future.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SIERRA HEALTH SERVICES, INC.
                                                            (Registrant)


Date:  March 4, 1996                              /s/ James L. Starr
                                                  -----------------------------
                                                      James L. Starr
                                                      Vice President
                                                      Chief Financial Officer
                                                         and Treasurer


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